Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-230449, 333-259300, 333-275513 and 333-275520 on Form S-3 and Registration Statement Nos. 333-196007, 333-201048, 333-202830, 333-204770, 333-204771, 333-209997, 333-216652, 333-223624, 333-230278, 333-233804, 333-237077, 333-254831, 333-255967, 333-263962, 333-268299, 333-271018, 333-273305 333-278330 and 333-280328 on Form S-8 of our report dated March 12, 2025, relating to the financial statements of SCYNEXIS, Inc. appearing in this Annual Report on Form 10-K of SCYNEXIS, Inc., for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Morristown, New Jersey

March 12, 2025